                                                                   Exhibit 10.12

================================================================================






                        GRANITE CONSTRUCTION INCORPORATED


                $60,000,000 6.54% SENIOR NOTES DUE MARCH 15, 2010




                      ------------------------------------


                  AMENDED AND RESTATED NOTE PURCHASE AGREEMENT


                      ------------------------------------





                          Dated as of November 1, 2001



================================================================================


THE INFORMATION SET FORTH ON SCHEDULES 5.15, 5.16 AND 5.18 TO THIS NOTE PURCHASE AGREEMENT IS "CONFIDENTIAL INFORMATION" SUBJECT TO THE REQUIREMENTS OF SECTION 20 HEREOF.

                                TABLE OF CONTENTS


SECTION                                                HEADING                                 PAGE
-------                                                -------                                 ----
SECTION 1.                 AMENDMENT AND RESTATEMENT............................................1

       Section 1.1.        Amendment and Restatement............................................1
       Section 1.2.        Agreement of Holders.................................................1

SECTION 2.                 SALE AND PURCHASE OF NOTES; GUARANTY.................................2

       Section 2.1.        Intentionally Omitted................................................2
       Section 2.2.        Guaranty of Notes....................................................2
       Section 3.          Intentionally Omitted................................................2

SECTION 4.                 CONDITIONS PRECEDENT.................................................2

       Section 4.1.        Representations and Warranties.......................................2
       Section 4.2.        Performance; No Default..............................................2
       Section 4.3.        Compliance Certificates..............................................2
       Section 4.4.        Guaranty Agreement...................................................2
       Section 4.5.        Payment of Special Counsel Fees......................................3
       Section 4.6.        Proceedings and Documents............................................3

SECTION 5.                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................3

       Section 5.1.        Organization; Power and Authority....................................3
       Section 5.2.        Authorization, Etc...................................................3
       Section 5.3.        Disclosure...........................................................3
       Section 5.4.        Organization and Ownership of Shares of Subsidiaries; Affiliates.....4
       Section 5.5.        Financial Statements.................................................4
       Section 5.6.        Compliance with Laws, Other Instruments, Etc.........................4
       Section 5.7.        Governmental Authorizations, Etc.....................................5
       Section 5.8.        Litigation; Observance of Agreements, Statutes and Orders............5
       Section 5.9.        Taxes................................................................5
       Section 5.10.       Title to Property; Leases............................................5
       Section 5.11.       Licenses, Permits, Etc...............................................6
       Section 5.12.       Compliance with ERISA................................................6
       Section 5.14.       Intentionally Omitted................................................7
       Section 5.14.       Intentionally Omitted................................................7
       Section 5.15.       Existing Debt........................................................7
       Section 5.16.       Existing Investments.................................................7
       Section 5.17.       Status under Certain Statutes........................................7
       Section 5.18.       Environmental Matters................................................7
       Section 5.19.       Original Note Purchase Agreement Representations and Warranties......8

SECTION 6.                 REPRESENTATIONS OF THE PURCHASERS....................................8

       Section 6.1.        Purchase for Investment..............................................8
       Section 6.2.        Source of Funds......................................................8


SECTION 7.                 INFORMATION AS TO COMPANY...........................................10

       Section 7.1.        Financial and Business Information..................................10
       Section 7.2.        Officer's Certificate...............................................12
       Section 7.3.        Inspection..........................................................13

SECTION 8.                 PREPAYMENT OF THE NOTES.............................................13

       Section 8.1.        Required Prepayments................................................13
       Section 8.2.        Optional Prepayments with Make-Whole Amount.........................14
       Section 8.3.        Allocation of Partial Prepayments...................................14
       Section 8.4.        Maturity; Surrender, Etc............................................14
       Section 8.5.        Purchase of Notes...................................................15
       Section 8.6.        Make-Whole Amount...................................................15

SECTION 9.                 AFFIRMATIVE COVENANTS...............................................16

       Section 9.1.        Compliance with Law.................................................16
       Section 9.2.        Insurance...........................................................17
       Section 9.3.        Maintenance of Properties...........................................17
       Section 9.4.        Payment of Taxes and Claims.........................................17
       Section 9.5.        Corporate Existence, Etc............................................17
       Section 9.6.        Guaranty Agreement..................................................17

SECTION 10.                NEGATIVE COVENANTS..................................................19

       Section 10.1.       Nature of Business..................................................19
       Section 10.2.       Consolidated Net Worth..............................................19
       Section 10.3.       Incurrence of Debt..................................................19
       Section 10.4.       Subsidiary Debt.....................................................20
       Section 10.5.       Liens...............................................................20
       Section 10.6.       Restrictions on Dividends of Subsidiaries, Etc......................22
       Section 10.7.       Mergers, Consolidations, Etc........................................22
       Section 10.8.       Sale of Assets, Etc.................................................24
       Section 10.9.       Disposal of Ownership of a Subsidiary...............................24
       Section 10.10.      Sale-and-Leasebacks.................................................25
       Section 10.11.      Transactions with Affiliates........................................25

SECTION 11.                EVENTS OF DEFAULT...................................................25


SECTION 12.                REMEDIES ON DEFAULT, ETC............................................27

       Section 12.1.       Acceleration........................................................27
       Section 12.2.       Other Remedies......................................................28
       Section 12.3.       Rescission..........................................................28
       Section 12.4.       No Waivers or Election of Remedies, Expenses, Etc...................28

SECTION 13.                REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.......................29

       Section 13.1.       Registration of Notes...............................................29


       Section 13.2.       Transfer and Exchange of Notes......................................29
       Section 13.3.       Replacement of Notes................................................30

SECTION 14.                PAYMENTS ON NOTES...................................................30

       Section 14.1.       Place of Payment....................................................30
       Section 14.2.       Home Office Payment.................................................30

SECTION 15.                EXPENSES, ETC.......................................................31

       Section 15.1.       Transaction Expenses................................................31
       Section 15.2.       Survival............................................................31

SECTION 16.                SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT........31


SECTION 17.                AMENDMENT AND WAIVER................................................32

       Section 17.1.       Requirements........................................................32
       Section 17.2.       Solicitation of Holders of Notes....................................32
       Section 17.3.       Binding Effect, Etc.................................................32
       Section 17.4.       Notes Held by Company, Etc..........................................33

SECTION 18.                NOTICES.............................................................33


SECTION 19.                REPRODUCTION OF DOCUMENTS...........................................33


SECTION 20.                CONFIDENTIAL INFORMATION............................................34


SECTION 21.                INTENTIONALLY OMITTED...............................................35


SECTION 22.                MISCELLANEOUS.......................................................35

       Section 22.1.       Successors and Assigns..............................................35
       Section 22.2.       Payments Due on Non-Business Days...................................35
       Section 22.3.       Severability........................................................35
       Section 22.4.       Construction........................................................35
       Section 22.5.       Counterparts........................................................35
       Section 22.6.       Governing Law.......................................................36


ATTACHMENTS TO THE NOTE PURCHASE AGREEMENT:

SCHEDULE A        --    Information Relating to Holders

SCHEDULE B        --    Defined Terms

SCHEDULE 4.9      --    Changes in Corporate Structure

Schedule 5.3      --    Disclosure Materials

SCHEDULE 5.4      --    Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5      --    Financial Statements

SCHEDULE 5.8      --    Certain Litigation

SCHEDULE 5.11     --    Patents, Etc.

SCHEDULe 5.15     --    Existing Debt

SCHEDULE 5.16     --    Existing Investments

SCHEDULE 5.18     --    Environmental Matters

EXHIBIT 1         --    Form of 6.54% Senior Note due March 15, 2010

EXHIBIT 2         --    Form of Guaranty Agreement

EXHIBIT 3         --    Investment Policy Guidelines

                                      -iv-

                        GRANITE CONSTRUCTION INCORPORATED

                              585 WEST BEACH STREET

                          WATSONVILLE, CALIFORNIA 95076

                      6.54% Senior Notes due March 15, 2010

                                                                       Dated as
                                                               November 1, 2001

TO THE HOLDERS LISTED IN
  THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

         Reference is hereby made to that certain Note Purchase Agreement dated as of March 1, 1998 (the "Original Note Purchase Agreement") between Granite Construction Incorporated, a Delaware corporation (the "Company"), and each of the institutional investors named in Schedule A attached thereto, under and pursuant to which the Company issued $60,000,000 aggregate principal amount of its 6.54% Senior Notes due March 15, 2010 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by each Holder (as hereinafter defined) and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

         The Company agrees with the holders of Notes listed in Schedule A (the "Holders") as follows:

SECTION 1. AMENDMENT AND RESTATEMENT.

         Section 1.1. Amendment and Restatement. The Company now desires to amend and restate the Original Note Purchase Agreement to be in the form of this Agreement.

        Section 1.2. Agreement of Holders. In consideration of the premises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Holders have agreed to the amendment and restatement described in this Section 1. Accordingly, subject to the terms and conditions hereof and on the basis of the representations and warranties herein contained or incorporated herein by reference, the parties hereto hereby agree that, from and after the fulfillment of the conditions set forth in Section 4, the Original Note Purchase Agreement shall be deemed to be amended and restated in the form of this Agreement.

SECTION 2. GUARANTY.

        Section 2.1. Intentionally Omitted.

        Section 2.2. Guaranty of Notes. The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement are fully and unconditionally guaranteed by Granite Construction Company, a California corporation, Granite Land Company, a California corporation, Intermountain Slurry Seal, Inc., a Wyoming corporation, Pozzolan Products Company, a Utah corporation, GILC, L.P., a California limited partnership, G.G.&R., Inc., a Utah corporation, and Granite Halmar Construction Company, Inc., a New York corporation, and each other from time to time Material Subsidiary (collectively, the "Guarantors") pursuant to that certain Subsidiary Guaranty Agreement dated as of March 1, 1998 (as amended and supplemented to the date hereof and as further amended and supplemented from time to time, the "Guaranty Agreement") from the Guarantors to each Purchaser and each other from time to time holder of Notes substantially in the form attached hereto as
Exhibit 2.

SECTION 3. INTENTIONALLY OMITTED.


SECTION 4. CONDITIONS PRECEDENT.

         This Agreement and the amendment and restatement of the Original Note Purchase Agreement provided for herein shall only become effective at such time (the "Effective Date") as all of the following conditions precedent shall have been satisfied:

        Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Effective Date.

        Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or on the Effective Date, and no Default or Event of Default shall exist.

        Section 4.3. Compliance Certificates.

            (a) Officer's Certificate. The Company shall have delivered to each Holder an Officer's Certificate, dated the Effective Date, certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

            (b) Intentionally Omitted.

        Section 4.4. Guaranty Agreement. The Guaranty Agreement shall be in full force and effect and each Guarantor shall have delivered to each Holder a certificate whereby such Guarantor reaffirms its obligations under the Guaranty Agreement.

        Section 4.5. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Effective Date the fees, charges and disbursements of Schiff Hardin & Waite, the Holders' special counsel and the only counsel retained by the Holders in connection with the preparation, negotiation, execution and delivery of this Agreement, to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Effective Date.

        Section 4.6. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to the Holders and the Holders' special counsel, and each Holder and the Holders' special counsel shall have received all such counterpart originals or certified or other copies of such documents as each Holder or the Holders' special counsel may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company represents and warrants to each Holder that:

        Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and to perform the provisions hereof and of the Notes.

        Section 5.2. Authorization, Etc. This Agreement has been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and each Note continues to constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        Section 5.3. Disclosure. This Agreement, the documents, certificates or other writings identified in Schedule 5.3 and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 2000, there has been no adverse Material change in the financial condition, operations, business, properties or prospects of the Company or any of its Subsidiaries, taken as a whole.

        Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (1) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (2) of the Company's Affiliates, other than Subsidiaries and (3) of the Company's directors and senior officers.

        (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

        (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

        (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement or instrument (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that own outstanding shares of capital stock or similar equity interests of such Subsidiary.

        Section 5.5. Financial Statements.. The Company has delivered to each Holder copies of the consolidated financial statements of the Company listed on
Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

        Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution and delivery by the Company of this Agreement and the performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

        Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution or delivery by the Company of this Agreement or the performance by the Company of this Agreement or the Notes.

        Section 5.8. Litigation; Observance of Agreements, Statutes and Orders.
(a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        Section 5.9. Taxes. The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service up to and including the fiscal year ended December 31, 1991 and the Federal income tax liabilities of the Company and its Subsidiaries have been paid for all fiscal years up to and including the fiscal year ended December 31, 1999.

        Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date

(except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

        Section 5.11. Licenses, Permits, Etc. Except as disclosed in Schedule 5.11,

        (a) the Company and its Subsidiaries own or possess all Material licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto;

        (b) to the best knowledge of the Company, no product of the Company or any Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right with respect thereto owned by any other Person; and

        (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right with respect thereto owned or used by the Company or any of its Subsidiaries.

        Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws in all material respects. Neither the Company nor any ERISA Affiliate has incurred any Material liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such Material liability by the Company or any ERISA Affiliate, or in the imposition of any Material Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code.

        (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $5,000,000 in the aggregate for all Plans. The term "benefit liabilities" has the meaning specified in
Section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in Section 3 of ERISA.

        (c) The Company and its ERISA Affiliates have not incurred Material withdrawal liabilities (and are not subject to Material contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans.

        (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting

Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

        (e) The execution and delivery of the Original Note Purchase Agreement and the issuance and sale of the Notes under the Original Note Purchase Agreement, did not, involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section 6.2 as to the source of the funds used to pay the purchase price of the Notes purchased by such Purchaser.

        Section 5.13. Intentionally Omitted.

        Section 5.14. Intentionally Omitted.

        Section 5.15. Existing Debt. Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of August 1, 2001, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

        Section 5.16. Existing Investments. Schedule 5.16 sets forth a complete and correct list of all outstanding Investments of the Company and its Subsidiaries as of June 30, 2001, since which date there has been no Material change in the amounts of such Investments.

        Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

        Section 5.18. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any Material claim or has received any notice of any Material claim, and no proceeding has been instituted raising any Material claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws. Except as otherwise disclosed in Schedule 5.18:

            (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any Material claim, public or private, or Material violation of

        Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use;

            (b) neither the Company nor any of its Subsidiaries (1) has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or (2) has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws; in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

            (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in material compliance with applicable Environmental Laws.

        Section 5.19. Original Note Purchase Agreement Representations and Warranties. Each of the representations and warranties of the Company contained in Section 5 of the Original Note Purchase Agreement was true and correct on and as of the date of Closing.

SECTION 6. REPRESENTATIONS OF THE HOLDERS.

        Section 6.1. Purchase for Investment. Each Holder represents that on the date of the Closing (or, if such Holder is not a Purchaser, the date it acquired the Notes) it purchased the Notes presently held by it for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Holder's or such pension or trust funds' property shall at all times be within such Holder or such pension or trust funds' control. Each Holder understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

        Section 6.2. Source of Funds. Each Holder represents that at the time of its purchase of Notes presently held by it at least one of the following statements was an accurate representation as to each source of funds (a "Source") used by it to pay the purchase price of the Notes purchased by it:

            (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and, as of the date of the Closing or as of the date of transfer, as applicable, there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization or affiliate thereof, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with such Holder's state of domicile; or

            (b) the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or
        (2) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, as of the date of the Closing or as of the date of transfer, as applicable, except as such Holder has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization or affiliate thereof beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (1) the identity of such QPAM and (2) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

            (d) the Source is a governmental plan; or

            (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

            (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

        If any subsequent transferee of the Notes indicates that such transferee is relying on any representation contained in paragraph (b), (c) or (e) above, the Company shall deliver on the date of transfer a certificate, which shall state whether (i) it is a party in interest or a "disqualified person" (as defined in Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or
(ii) with respect to any plan, identified pursuant to paragraph (c) above, whether it or any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate the QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan.

        As used in this Section 6.2, the terms "employee benefit plan," "governmental plan," "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

        Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

            (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (1) a consolidated balance sheet of the Company and its
            Subsidiaries as at the end of such quarter, and

               (2) consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

        setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

            (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

               (1) a consolidated balance sheet of the Company and its
            Subsidiaries, as at the end of such year, and

               (2) consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

               (i) an opinion thereon of independent certified public
            accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b), and

               (ii) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

            (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (1) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public Securities holders generally, (2) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and (3) all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

            (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

            (e) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                (1) with respect to any Plan, any reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                (2) the taking by the PBGC of steps to institute, or the
            threatening by the PBGC of the institution of, proceedings under
            Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                (3) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would exceed $5,000,000 in the aggregate;

            (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

            (g) Rule 144A -- except at such times as the Company is a reporting company under Section 13 or 15(d) of the Exchange Act or has complied with the requirements for the exemption from registration under the Exchange Act set forth in Rule 12g3-2(b) under the Exchange Act, such financial or other information as any holder of Notes or any Person designated by such holder may reasonably determine is required to permit such holder to comply with the requirements of Rule 144A promulgated under the Exchange Act in connection with the resale by it of the Notes, in any such case promptly after the same is requested; and

            (h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

        Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

            (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 through Section 10.5 hereof, inclusive,
        Section 10.8 and Section 10.10 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

            (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

        Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

            (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

            (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8. PREPAYMENT OF THE NOTES.

             Section 8.1. Required Prepayments. On March 15, 2002 and on each March 15 thereafter to and including March 15, 2009 the Company will prepay $6,666,666 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to
Section 8.2 or purchase of the Notes permitted by

Section 8.5 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

        Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Five Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer (the "Make-Whole Amount Calculation Certificate") specifying the method of computation and the calculation of such Make-Whole Amount in respect of such holder's Notes as of the specified prepayment date. The method of computation of the Make-Whole Amount in respect of the Notes set forth in the Make-Whole Amount Calculation Certificate shall be subject to the review and approval of the holders of the Notes and, in the case of any disagreement between the Required Holders and the Company with respect to such method of computation, the conclusion of the Required Holders shall, in the absence of manifest error, be deemed binding and conclusive. The calculation of the Make-Whole Amount in respect of the Note or Notes set forth in a Make-Whole Amount Calculation Certificate shall also be subject to the review and approval of the holder of such Note or Notes and, in the case of any disagreement between such holder and the Company with respect to such calculation, the conclusion of such holder shall, in the absence of manifest error, be deemed binding and conclusive. It is understood and agreed that the failure of any holder to respond to the Make-Whole Amount Calculation Certificate in respect of its Notes by the date fixed for prepayment shall be deemed to be a concurrence by such holder to the method of computation and the calculation of the Make-Whole Amount in respect of such Notes.

        Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

        Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

        Section 8.5. Purchase of Notes. The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 30 Business Days. If the holders of more than 10% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 30 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

        Section 8.6. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

            "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
        Section 12.1, as the context requires.

            "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (a) the yields reported, as of 10:00 a.m. (New York City time) on the fifth Business Day preceding the Settlement Date with respect to such Called Principal, on the applicable "PX" page of the Bloomberg Financial Market Service's Screen (or such other page as may replace the applicable PX page of the Bloomberg Financial Market Service's Screen) for actively traded U.S. Treasury Securities having a maturity equal to the Remaining Average Life of such Called

        Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the fifth Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury Securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield in clauses (a) and (b) above will be determined, if necessary, by
        (1) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between (i) the actively traded U.S. Treasury Security with the maturity closest to and greater than the Remaining Average Life and (ii) the actively traded U.S. Treasury Security with the maturity closest to and less than the Remaining Average Life.

            "Remaining Average Life" shall mean, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

            "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9. AFFIRMATIVE COVENANTS.

        The Company covenants that so long as any of the Notes are outstanding:

        Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

        Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

        Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

        Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of any such taxes or assessments could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

        Section 9.5. Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.7, 10.8 and 10.9, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

        Section 9.6. Guaranty Agreement. (a) (1) The Company shall promptly, and in any event within three Business Days after (i) a Subsidiary becomes a Material Subsidiary, (ii) the formation or acquisition of a new Subsidiary that is a Material Subsidiary or (iii) the occurrence of any other event creating a new Subsidiary that is a Material Subsidiary, cause such Material Subsidiary to execute and deliver a supplement to the Guaranty Agreement in the form of Exhibit A to the Guaranty Agreement.

        (2) Within ten Business Days of any Material Subsidiary being required to execute and deliver a supplement to the Guaranty Agreement pursuant to
Section 9.6(a)(1), the Company shall cause such Material Subsidiary to deliver to each holder of Notes (i) such documents and evidence with respect to such Material Subsidiary as any holder may reasonably request in order to establish the existence and good standing of such Material Subsidiary and evidence that the Board of Directors of such Material Subsidiary has adopted resolutions authorizing the execution and delivery of a supplement to the Guaranty Agreement, (ii) evidence of compliance with such Material Subsidiary's outstanding debt instruments in the form of (A) a compliance certificate from such Material Subsidiary to the effect that such Material Subsidiary has complied with all terms and conditions of its outstanding debt instruments, (B) consents or approvals of the holder or holders of any evidence of Debt or Security, and/or (C) amendments of agreements pursuant to which any evidence of Debt or Security may have been issued, all as may be reasonably deemed necessary by the holders of Notes to permit the execution and delivery of a supplement to the Guaranty Agreement by such Material Subsidiary, (iii) an opinion of counsel to the effect that (A) such Material Subsidiary is a corporation or other business entity, duly organized, validly existing and in good standing, if applicable, under the laws of its jurisdiction of organization, has the power and the authority to execute and deliver a supplement to the Guaranty Agreement and to perform the Guaranty Agreement, (B) the execution and delivery of a supplement to the Guaranty Agreement and performance of the Guaranty Agreement has been duly authorized by all necessary action on the part of such Material Subsidiary, a supplement to the Guaranty Agreement has been duly executed and delivered by such Material Subsidiary and the Guaranty Agreement constitutes the legal, valid and binding contract of such Material Subsidiary enforceable against such Material Subsidiary in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law), (C) the execution and delivery of a supplement to the Guaranty Agreement and the performance by such Material Subsidiary of the Guaranty Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation of a Lien upon any of the property of such Material Subsidiary pursuant to the provisions of its charter documents or any agreement or other instrument known to such counsel to which such Material Subsidiary is a party to or by which such Material Subsidiary may be bound and (D) no approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the lawful execution and delivery of a supplement to the Guaranty Agreement by such Material Subsidiary or the performance of the Guaranty Agreement by such Material Subsidiary, which opinion may contain such assumptions and qualifications as are reasonably acceptable to the Required Holders, and (iv) all other documents and showings reasonably requested by the holders of Notes in connection with the execution and delivery of a supplement to the Guaranty Agreement, which documents shall be satisfactory in form and substance to such holders and their special counsel, and each holder of Notes shall have received a copy (executed or certified as may be appropriate) of all of the foregoing legal documents.

        (b) If at any time, pursuant to the terms and conditions of the Bank Credit Agreement, any Guarantor is released from its liability under the Bank Guaranty and (1) such Guarantor is not a co-obligor under the Bank Credit Agreement, (2) such Guarantor does not qualify as a Material Subsidiary under clause (a) or (b) of the definition thereof and (3) the Company shall have delivered to each holder of Notes an Officer's Certificate certifying that (i) the conditions specified in clauses (1) and (2) above have been satisfied and
(ii) immediately preceding the release of such Guarantor from the Guaranty Agreement and after giving effect thereto, no Default or Event of Default shall have existed or would exist, then, upon receipt by the holders of Notes of such Officer's Certificate, such Guarantor shall be discharged from its obligations under the Guaranty Agreement.

SECTION 10. NEGATIVE COVENANTS.

        The Company covenants that so long as any of the Notes are outstanding:

        Section 10.1. Nature of Business. The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result thereof, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of the Closing.

        Section 10.2. Consolidated Net Worth. The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $275,000,000, plus
(b) an aggregate amount equal to 50% of its Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal quarter beginning with the fiscal quarter ended December 31, 2000.

        Section 10.3. Incurrence of Debt. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Debt, unless on the date the Company or such Subsidiary becomes liable with respect to any such Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt,

            (a) no Default or Event of Default exists, and

            (b) Consolidated Total Debt does not exceed 55% of Consolidated Total Capitalization.

For the purposes of this Section 10.3, any Person becoming a Subsidiary after the date of the Closing shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Debt, and any Person extending, renewing or refunding any Debt shall be deemed to have incurred such Debt at the time of such extension, renewal or refunding.

        Section 10.4. Subsidiary Debt. The Company will not at any time permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Debt other than:

            (a) Debt of a Subsidiary (1) outstanding on the date of the Closing and disclosed in Schedule 5.15 to the Original Note Purchase Agreement, provided that such Debt may not be extended, renewed or refunded except as otherwise permitted by this Agreement and (2) outstanding pursuant to the Guaranty Agreement;

            (b) Debt of a Subsidiary owed to the Company or a Wholly-Owned Subsidiary;

            (c) Debt of a Subsidiary outstanding at the time such Subsidiary becomes a Subsidiary, provided that (1) such Debt shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary and
        (2) immediately after such Subsidiary becomes a Subsidiary no Default or Event of Default would exist, and provided, further, that such Debt may not be extended, renewed or refunded except as otherwise permitted by this Agreement; and

            (d) Debt of a Subsidiary in addition to that otherwise permitted by the foregoing provisions of this Section 10.4, provided that on the date the Subsidiary incurs or otherwise becomes liable with respect to any such additional Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt,

                (1) no Default or Event of Default exists, and

                (2) Priority Debt does not exceed 20% of Consolidated Net Worth determined at such time.

        Section 10.5. Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

            (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

            (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable;

            (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (1) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (2) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

            (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

            (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

            (f) Liens on property or assets of the Company or any of its Subsidiaries securing Debt owing to the Company or to a Wholly-Owned Subsidiary;

            (g) Liens existing on the date of the Closing and securing the Debt of the Company and its Subsidiaries referred to on Schedule 5.15 to the Original Note Purchase Agreement;

            (h) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property acquired or constructed by the Company or a Subsidiary after the date of the Closing, provided that

                (1) any such Lien shall extend solely to the item or items of such property so acquired or constructed,

                (2) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (i) the cost to the Company or such Subsidiary of the property so acquired or constructed and (ii) the Fair Market Value (as determined in good faith by the Board of Directors of the Company) of such property at the time of such acquisition or construction,

                (3) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property, and

                (4) immediately after giving effect the creation of such Lien and giving effect thereto, (i) no Default or Event of Default would exist and (ii) the Company would be permitted by the provisions of
            Section 10.3(b) to incur at least $1.00 of additional Debt;

            (i) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (1) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such acquisition of property, (2) each such Lien shall extend solely to the item or items of property so acquired and (3) immediately after giving effect to the acquisition of the property subject to such Lien and giving effect thereto, (i) no Default or Event of Default would exist and (ii) the Company would be permitted by the provisions of Section 10.3(b) to incur at least $1.00 of additional Debt;

            (j) any Lien renewing, extending or refunding any Lien permitted by paragraphs (g), (h) or (i) of this Section 10.5, provided that (1) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (2) such Lien is not extended to any other property and (3) immediately after such extension, renewal or refunding no Default or Event of Default would exist; and

            (k) other Liens not otherwise permitted by paragraphs (a) through
        (i), provided that, after giving effect thereto and to the application of the proceeds of any Debt secured thereby, Priority Debt does not exceed 20% of Consolidated Net Worth determined at such time.

        For the purposes of this Section 10.5, any Person becoming a Subsidiary after the date of the Closing shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Subsidiary, and any Person extending, renewing or refunding any Debt secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

        Section 10.6. Restrictions on Dividends of Subsidiaries, Etc. The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement which would restrict any Subsidiary's ability or right to pay dividends to, or make advances to or Investments in, the Company or, if such Subsidiary is not directly owned by the Company, the "parent" Subsidiary of such Subsidiary.

        Section 10.7. Mergers, Consolidations, Etc. The Company will not, and will not permit any Subsidiary to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person; provided that the foregoing restriction does not apply to:

            (a) the consolidation or merger of a Subsidiary with, or the conveyance, transfer or lease of substantially all of the assets of a Subsidiary to, the Company or a Wholly-Owned Subsidiary; or

            (b) the consolidation or merger of a Subsidiary with any Person other than the Company or a Wholly-Owned Subsidiary; provided that such Subsidiary shall be the surviving Person and immediately after giving effect to such transaction (1) no Default or Event of the Default would exist, (2) the Company would be permitted by the provisions of Section 10.3(b) to incur at least $1.00 of additional Debt, (3) such Subsidiary would be permitted by the provisions of Section 10.4(d)(2) to incur at least $1.00 of additional Priority Debt and (4) the Company shall own the same percentage of the equity or voting interests in such Subsidiary as the Company owned in such Subsidiary immediately preceding such transaction; or

            (c) the conveyance, transfer or lease of all of the assets of a Subsidiary to a Person other than the Company or a Wholly-Owned Subsidiary in compliance with the provisions of Section 10.8 and Section 10.9; or

            (d) the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

                (1) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                (2) if the Company is not the Successor Corporation, (i) such corporation shall have executed and delivered to each holder of the Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), (ii) the Company shall have caused to be delivered to each holder of the Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (iii) each Guarantor shall have delivered to each holder of the Notes a certificate whereby such Guarantor shall have reaffirmed its obligations under the Guaranty Agreement; and

                (3) immediately after giving effect to such transaction (i) no
            Default or Event of Default would exist and (ii) the Successor Corporation would be permitted by the provisions of Section 10.3(b) to incur at least $1.00 of additional Debt.

        No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement or the Notes.

        Section 10.8. Sale of Assets, Etc. Except as permitted under Section 10.7, Section 10.9 and Section 10.10, the Company will not, and will not permit any Subsidiary to, make any Asset Disposition unless:

            (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary;

            (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

            (c) immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring during the immediately preceding 12 consecutive calendar month period would not exceed 15% of Consolidated Total Assets determined as of the end of the then most recently ended fiscal year of the Company.

        If the Net Proceeds Amount for any Transfer is applied to a Debt Prepayment Application or a Property Reinvestment Application within 180 days after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (c) of this Section 10.8 as of any date on or after the Net Proceeds Amount is so applied, shall be deemed not to be an Asset Disposition.

        Section 10.9. Disposal of Ownership of a Subsidiary. The Company will not, and will not permit any Subsidiary to, sell or otherwise dispose of any shares of Subsidiary Stock, nor will the Company permit any such Subsidiary to issue, sell or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

            (a) the issue of directors' qualifying shares by any such Subsidiary;

            (b) any such Transfer of Subsidiary Stock constituting a Transfer described in clause (a) of the definition of "Asset Disposition"; and

            (c) the Transfer of all of the Subsidiary Stock of a Subsidiary owned by the Company and its other Subsidiaries if:

                (1) such Transfer satisfies the requirements of Section 10.8 hereof,

                (2) in connection with such Transfer the entire Investment
            (whether represented by stock, Debt, claims or otherwise) of the Company and its other Subsidiaries in such Subsidiary is sold, transferred or otherwise disposed of to a Person other than (i) the Company, (ii) another Subsidiary not being simultaneously disposed of or (iii) an Affiliate, and

                (3) the Subsidiary being disposed of has no continuing
            Investment in any other Subsidiary of the Company not being simultaneously disposed of or in the Company.

        Section 10.10. Sale-and-Leasebacks. The Company will not, and will not permit any Subsidiary to, enter into any Sale-and-Leaseback Transaction unless,
(a) the lease which is the subject of such Sale-and-Leaseback Transaction is not a Long-Term Lease or (b) immediately after giving effect to such Sale-and-Leaseback Transaction, the aggregate amount of Priority Debt does not exceed 20% of Consolidated Net Worth determined at such time.

        Section 10.11. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

SECTION 11. EVENTS OF DEFAULT.

        An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

            (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

            (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

            (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.1 through 10.4, inclusive, or Sections
        10.6 through 10.11, inclusive; or

            (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs
        (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

            (e) any representation or warranty made in writing by or on behalf of the Company or any Guarantor or by any officer of the Company or any Guarantor in this Agreement or in the Guaranty Agreement, respectively, or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

            (f) (1) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (2) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (i) the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000 or (ii) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Debt; or

            (g) the Company or any Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
        (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated or (6) takes corporate action for the purpose of any of the foregoing; or

            (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

            (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not fully covered by insurance or, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

            (j) If (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (4) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (5) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan or (6) the Company or any ERISA Affiliate establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any ERISA Affiliate thereunder; and any such event or events described in clauses (1) through (6) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or

            (k) (1) default shall occur under the Guaranty Agreement and such default shall continue beyond the period of grace, if any, allowed with respect thereto or (2) the Guaranty Agreement shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any Governmental Authority or court that such agreement is invalid, void or unenforceable or any Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under the Guaranty Agreement.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

        Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (1) of paragraph (g) or described in clause (6) of paragraph (g) by virtue of the fact that such clause encompasses clause (1) of paragraph (g)) exists, all the Notes then outstanding shall automatically become immediately due and payable.

        (b) If any other Event of Default exists, any holder or holders of more than 25% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

        (c) If any Event of Default described in paragraph (a) or (b) of Section 11 exists, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

        Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (1) all accrued and unpaid interest thereon and (2) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

        Section 12.2. Other Remedies. If any Event of Default exists, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

        Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 76% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17 and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

        Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

        Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

        Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6.2, provided, however, that, such transferee will not be deemed to have chosen the options set forth in Section 6.2(b), (c) or (e) unless such transferee shall have made the disclosures referred to therein at least five Business Days prior to its acceptance of such Note and shall have received prior to such acceptance of such Note the certificate provided for in the penultimate paragraph of Section 6.2 and such certificate shall contain the statement set forth in either Section 4.3(c)(1) or (2), as applicable; and provided, further, that, such transferee will not be deemed to have chosen an option set forth in
Section 6.2(a), (b) or (d) unless the applicable Class Exemption referred to therein remains in effect at that time or another similar Class Exemption is then available. The Company shall exercise reasonable due diligence as is necessary to respond to any such disclosure, provided that, if the Company shall not respond within five Business Days following receipt of any such disclosure, it shall be deemed to have made the statement set forth in either Section 4.3(c)(1) or (2), as applicable.

        Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory) or

            (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

        Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Bank of America in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

        Section 14.2. Home Office Payment. So long as any Holder or such Holder's nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose for such Holder on Schedule A, or by such other method or at such other address as such Holder shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Holder shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Holder or such Holder's nominee such Holder will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section
14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Holder under this Agreement and that has made the same agreement relating to such Note as such Holder has made in this Section 14.2.

SECTION 15. EXPENSES, ETC.

        Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by each Holder or other holder of a
Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Guaranty Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Guaranty Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Guaranty Agreement or the Notes, or by reason of being a holder of any Note or a beneficiary of the Guaranty Agreement, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Guaranty Agreement and by the Notes. The Company will pay, and will save each Holder and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Holder or holder).

        Section 15.2. Survival. The obligations of the Company under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

        All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Holder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Holder or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Holder and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

        Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (1) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or (3) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

        Section 17.2. Solicitation of Holders of Notes.

        (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

        (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

        Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

        Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

        All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

            (1) if to a Holder or such Holder's nominee, to such Holder or such Holder's nominee at the address specified for such communications in Schedule A, or at such other address as such Holder or such Holder's nominee shall have specified to the Company in writing,

            (2) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or


            (3) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

            Notwithstanding the foregoing, in the case of communications required to be delivered pursuant to Section 7.1(c)(3), the Company may provide notice by electronic mail, provided that the recipient of such communication shall have previously provided the Company with an electronic mail address for such purpose.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

        This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser at the Closing (except the Notes themselves) and (c) financial statements, certificates and other information previously or hereafter furnished to each Holder, may be reproduced by such Holder by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Holder may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

        For the purposes of this Section 20, "Confidential Information" means information delivered to any Holder by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Holder as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Holder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Holder or any Person acting on such Holder's behalf, (c) otherwise becomes known to such Holder other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Holder under Section 7.1 that are otherwise publicly available. Each Holder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Holder in good faith to protect confidential information of third parties delivered to such Holder, provided that such Holder may deliver or disclose Confidential Information to (1) such Holder's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Holder's Notes), (2) such Holder's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (3) any other holder of any Note, (4) any Institutional Investor to which such Holder sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (5) any Person from which such Holder offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (6) any Federal or state regulatory authority having jurisdiction over such Holder, (7) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Holder's investment portfolio or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Holder, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Holder is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Holder's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21. INTENTIONALLY OMITTED.

SECTION 22. MISCELLANEOUS.

        Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

        Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

        Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 22.4. Construction. (a) Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

        (b) Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

        Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

        Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

        The execution hereof by the Holders shall constitute a contract among the Company and the Holders for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                             Very truly yours,

                                             GRANITE CONSTRUCTION
                                                  INCORPORATED

                                             By     /s/  R.C. Allbritton
                                               ----------------------------
                                                   Its  R.C. Allbritton
                                                        Vice President

                                             By     /s/  James H. Roberts
                                               ----------------------------
                                                  Its  James H. Roberts
                                                        Vice President

Accepted as of the date first written above:

                                              ALLSTATE LIFE INSURANCE COMPANY

                                              By     /s/ Rhonda L. Hopps
                                                -----------------------------
                                              Name:   RHONDA L. HOPPS



                                              By     /s/ Patricia W. Wilson
                                                -----------------------------
                                              Name:   PATRICIA W. WILSON
                                                   Authorized Signatories

Accepted as of the date first written above:

                                       UNITED OF OMAHA LIFE INSURANCE COMPANY

                                       By     /s/  Edwin H. Garrison Jr.
                                         -------------------------------------
                                            Its  EDWIN H. GARRISON JR.
                                                   FIRST VICE PRESIDENT

Accepted as of the date first written above:

                                       MUTUAL OF OMAHA INSURANCE COMPANY

                                       By     /s/  Edwin H. Garrison Jr.
                                         -------------------------------------
                                             Its  EDWIN H. GARRISON JR.
                                                   FIRST VICE PRESIDENT

Accepted as of the date first written above:

                                          COMPANION LIFE INSURANCE COMPANY

                                          By
                                            ----------------------------------
                                               Its

Accepted as of the date first written above:

                                                LUTHERAN BROTHERHOOD

                                                By     /s/ Keri L. Reich
                                                   ----------------------------
                                                     Its  Portfolio Manager

Accepted as of the date first written above:

                                       NATIONWIDE LIFE INSURANCE
                                            COMPANY

                                       By
                                          -------------------------------
                                            Its

Accepted as of the date first written above:


                                  AMERICAN UNITED LIFE INSURANCE COMPANY

                                  By      /s/  Christopher D. Parker
                                       -----------------------------
                                       Its   Vice President

                                                  PRINCIPAL AMOUNT OF NOTES HELD
                                                             $10,000,000
                NAMES OF HOLDER                              $ 7,000,000
                                                             $ 5,000,000
ALLSTATE LIFE INSURANCE COMPANY
3075 Sanders Road, STE G5D
Northbrook, Illinois  60062-7127
Attention:  Private Placements Department
Telecopier Number:  (847) 402-3092
Telephone Number:  (847) 402-2769

Payments

All payments on or in respect of the Notes to be made by Fedwire transfer of immediately available funds (identifying each payment with name of the Issuer, the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium) in the exact format as follows:

         BBK =   Harris Trust and Savings Bank
                 ABA #071000288
         BNF =   Allstate Life Insurance Company
                 Collection Account #168-117-0
         ORG =   Granite Construction Incorporated
         OBI  =  DPP - 387328 A* 8 --
                 Payment Due Date (MM/DD/YY) --
                 P ______ (enter "P" and the amount of principal being remitted, for example, P5000000.00) --
                 I ______ (enter "I" and the amount of interest being remitted, for example, I225000.00)

Notices

All notices of scheduled payments and written confirmation of each such payment, to be addressed:

         Allstate Insurance Company
         Investment Operations--Private Placements
         3075 Sanders Road, STE G4A
         Northbrook, Illinois  60062-7127
         Telephone:  (847) 402-2769
         Telecopy:  (847) 326-5040

All financial reports, compliance certificates and all other written communications, including notice of prepayments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  36-2554642



                                   SCHEDULE A
               (to Amended and Restated Note Purchase Agreement)

                                                          PRINCIPAL AMOUNT OF
                                                             NOTES HELD

                NAMES OF HOLDER                             $10,000,000

UNITED OF OMAHA LIFE INSURANCE COMPANY
Mutual of Omaha Plaza
Omaha, Nebraska  68175-1011
Attention:  Investment Division/Securities Accounting
Telecopier Number:  (402) 351-2913
Telephone Number   (402) 351-2504

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Granite Construction Incorporated, 6.54% Senior Notes due March 15, 2010") to:

         Chase Manhattan Bank
         ABA #021000021
         Private Income Processing

         for credit to:

         United of Omaha Life Insurance Company
         Account Number 900-9000200
         a/c:  G07097
         CUSIP/PPN: 387328 A* 8
         Interest Amount:  ___________
         Principal Amount:  __________

Notices

All notices in respect of payment of principal and interest, corporate actions and reorganization notifications to:

         The Chase Manhattan Bank
         4 New York Plaza - 13th Floor
         New York, New York  10004
         Attn:  Income Processing - J. Piperatto
         a/c:   G07097

All other communications to:

         4-Investment Loan Administration
         Mutual of Omaha Insurance Company
         Mutual of Omaha Plaza
         Omaha, Nebraska  68175-1011

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  47-0322111

                                                        PRINCIPAL AMOUNT OF
                                                            NOTES HELD

                NAMES OF HOLDER                             $5,000,000

MUTUAL OF OMAHA INSURANCE COMPANY
Mutual of Omaha Plaza
Omaha, Nebraska  68175-1011
Attention:  Investment Division/Securities Accounting
Telecopier Number:  (402) 351-2913
Telephone Number    (402) 351-2504

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Granite Construction Incorporated, 6.54% Senior Notes due March 15, 2010") to:

         Chase Manhattan Bank
         ABA #021000021
         Private Income Processing

         for credit to:

         Mutual of Omaha Insurance Company
         Account Number 900-9000200
         a/c:  G07096
         CUSIP/PPN:  387328 A* 8
         Interest Amount: ________________
         Principal Amount:  ______________

Notices

All notices in respect of payment of principal and interest, corporate actions and reorganization notifications to:

         The Chase Manhattan Bank
         4 New York Plaza - 13th Floor
         New York, New York  10004
         Attn:  Income Processing - J. Piperatto
         a/c:   G07096

All other notices and communications to:

         4 - Investment Loan Administration
         Mutual of Omaha Insurance Company
         Mutual of Omaha Plaza

         Omaha, Nebraska  68175-1011

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  47-0246511

                                                         PRINCIPAL AMOUNT OF
                                                            NOTES HELD

                NAMES OF HOLDER                             $2,000,000

COMPANION LIFE INSURANCE COMPANY
Mutual of Omaha Plaza
Omaha, Nebraska  68175-1011
Attention:  Investment Division/Securities Accounting
Telecopier Number:  (402) 351-2913
Telephone Number   (402) 351-2504

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Granite Construction Incorporated, 6.54% Senior Notes due February 15, 2010") to:

         Companion Life Insurance Company
         c/o The Bank of New York
         ABA #021000018
         Acct. No. 111566 Income Collection
         Attention:  P&I Department
         For Payment on:  Granite Construction Incorporated
         Interest Amount:  _______________
         Principal Amount:  ______________
         Payable Date:  __________________
         CLICO

Notices

All notices with respect to payments to:

         Companion Life Insurance Company
         Attention:  Investment Securities Accounting
         Mutual of Omaha Plaza
         Omaha, Nebraska  68175

         with duplicate notice to:

         Companion Life Insurance Company
         Attention:  Financial Division
         401 Theodore Fremd Avenue
         Rye, New York  10580-1493

         All other notices and communications to:

         Companion Life Insurance Company
         Attention:  Investment Division
         Mutual of Omaha Plaza
         Omaha, Nebraska  68175

         with duplicate notice to:

         Companion Life Insurance Company
         Attention:  Financial Division
         401 Theodore Fremd Avenue
         Rye, New York  10580-1493

Name of Nominee in which Notes are to be issued:  HARE & CO.

Taxpayer I.D. Number:  13-6062916

                                                           PRINCIPAL AMOUNT OF
                                                               NOTES HELD

                NAMES OF HOLDER                                $6,000,000
                                                               $2,000,000
NATIONWIDE LIFE INSURANCE COMPANY
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220
Attention:  Corporate Fixed-Income Securities

Payments

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         WIRING INSTRUCTIONS:
         The Bank of New York
         ABA #021-000-018
         BNF:  IOC566
         F/A/O Nationwide Life Insurance Company
         Attention:  P&I Department
         PPN #387328 A* 8
         Security Description:  ______________________

         CHECK INSTRUCTIONS:
         Nationwide Life Insurance Company
         c/o The Bank of New York
         P.O. Box 19266
         Newark, New Jersey  07195
         Attention:  P&I Department
         (Checks should be made payable to Nationwide Life Insurance Company and identified as to issuer, security, principal and interest)

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         Nationwide Life Insurance Company
         c/o The Bank of New York
         P.O. Box 19266
         Newark, New Jersey  07195
         Attention:  P&I Department

         With a copy to:

         Nationwide Life Insurance Company
         One Nationwide Plaza (1-32-05)
         Columbus, Ohio  43215-2220
         Attention:  Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-4156830

                                                            PRINCIPAL AMOUNT OF
                                                               NOTES HELD

                NAMES OF HOLDER                                 $5,000,000

AMERICAN UNITED LIFE INSURANCE COMPANY
One American Square
Post Office Box 368
Indianapolis, Indiana  46206-0368
Attention:  Christopher D. Pahlke, Securities Department
Overnight mailing address:
One American Square
Indianapolis, Indiana  46282

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Granite Construction Incorporated, 6.54% Senior Notes due March 15, 2010, PPN 387328 A* 8" and identifying the breakdown of principal and interest and the payment date) to:

         Bank of New York
         Attention:  P&I Department
         One Wall Street, 3rd Floor
         Window A
         New York, New York  10286
         ABA #021000018, BNF:IOC566

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  35-0145825

                                                        PRINCIPAL AMOUNT OF
                                                           NOTES HELD

                NAMES OF HOLDER                             $8,000,000

LUTHERAN BROTHERHOOD
625 Fourth Avenue South, 10th Floor
Minneapolis, Minnesota  55415
Attention:  Investment Division
Telecopier Number:  (612) 340-5756
Telephone Number:  (612) 340-5757

Payments

All payments of principal, interest and premium on the account of the Notes shall be made by bank wire transfer (in immediately available funds) to:

         Norwest Bank Minnesota, N.A.
         ABA #091000019
         For Credit to Trust Clearing Account #08-40-245
         Attention:  Sarah Corcoran
         For credit to:  Lutheran Brotherhood
         Account Number 12651300

         All payments must include the following information:

         A/C Lutheran Brotherhood
         Account No.:  12561300
         Security Description
         PPN Number
         Reference Purpose of Payment
         Interest and/or Principal Breakdown

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  41-0385700

                                  DEFINED TERMS

        As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

        "Affiliate" shall mean, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (b) any other Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of such first Person or any other Person of which such first Person beneficially owns or holds, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests and (c) any officer or director of such first Person and any Person fulfilling an equivalent function of an officer or director; provided that "Affiliate," in relation to the Company, shall not include any Subsidiary. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

        "Asset Disposition" shall mean any Transfer except:

            (a) any

                (1) Transfer from a Subsidiary to the Company or to a
            Wholly-Owned Subsidiary; and

                (2) Transfer from the Company to a Wholly-Owned Subsidiary so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default would exist;

            (b) any Transfer made in the ordinary course of business and involving only property that is either (1) inventory held for sale or
        (2) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete; and

            (c) any Transfer in one lot of all of the voting Securities of TIC, directly or indirectly, owned or held by the Company to TIC pursuant to that certain Stock Purchase Agreement dated as of December 23, 1996 between the Company and TIC, as amended, supplemented, restated or otherwise modified from time to time.

        "Attributable Debt" shall mean, as to any particular Long-Term Lease relating to a Sale-and-Leaseback Transaction, the present value of all Lease Rentals required to be paid by the Company or any Subsidiary under such lease during the remaining term thereof (determined in


                                   SCHEDULE B
                (to Amended and Restated Note Purchase Agreement accordance with generally accepted financial practice using a discount factor equal to the interest rate implicit in such lease if known or, if not known, of 12% per annum).

        "Bank Credit Agreement" shall mean that certain Credit Agreement dated as of June 29, 2001 among the Company, Bank of America, N.A., as Administrative Agent, as a Lender and as L/C Issuer and each of the other financial institutions party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time, and any credit agreement or other like agreement entered into by the Company which is substantially similar to or replaces the Credit Agreement.

        "Bank Guaranty" shall mean any Guaranty of the Debt outstanding under the Bank Credit Agreement by a Subsidiary.

        "Business Day" shall mean (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois or San Francisco, California are required or authorized to be closed.

        "Capital Lease" shall mean, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

        "Capital Lease Obligation" shall mean, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

        "Closing" shall mean the sale of the Notes pursuant to the Original Note Purchase Agreement.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

        "Company" shall mean Granite Construction Incorporated, a Delaware corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Granite Construction Incorporated.

        "Confidential Information" is defined in Section 20.

        "Consolidated Net Income" for any period shall mean the gross revenues of the Company and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

            (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets (other than fixed or capital assets sold or disposed of in the ordinary course of business), and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

            (b) the proceeds of any life insurance policy;

            (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

            (d) net earnings and losses of any corporation (other than a Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Subsidiary, realized by such corporation prior to the date of such acquisition;

            (e) net earnings and losses of any corporation (other than a Subsidiary) with which the Company or a Subsidiary shall have consolidated or which shall have merged into or with the Company or a Subsidiary prior to the date of such consolidation or merger;

            (f) net earnings of any business entity (other than a Subsidiary or a joint venture) in which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

            (g) earnings resulting from any reappraisal, revaluation or write-up of assets;

            (h) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

            (i) any gain arising from the acquisition of any Securities of the Company or any Subsidiary; and

            (j) any other extraordinary gain or loss.

        "Consolidated Net Worth" shall mean, as of the date of any determination thereof,

            (a) the sum of (1) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Subsidiaries plus (2) the amount of the paid-in capital and retained earnings of the Company and its Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus

            (b) unearned compensation, minus

            (c) to the extent included in clause (a) above, all amounts properly attributable to Minority Interests, if any, in the stock and surplus of Subsidiaries, minus

            (d) the book value of all Restricted Investments of the Company and its Subsidiaries acquired after the date of the Closing in excess of an amount equal to 10% of the amount determined pursuant to clauses (a),
        (b) and (c) of this definition.

        "Consolidated Total Assets" shall mean, as of the date of any determination thereof, (a) the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to Minority Interests, if any, in the stock and surplus of Subsidiaries.

        "Consolidated Total Capitalization" shall mean, as the date of any determination thereof, the sum of (a) Consolidated Net Worth and (b) Consolidated Total Debt.

        "Consolidated Total Debt" shall mean, as of the date of any determination thereof, the total of all Debt of the Company and its Subsidiaries (including, without limitation, all Subsidiaries that are organized as joint ventures) outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries, and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

        "Debt" shall mean, with respect to any Person, without duplication,

            (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

            (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

            (c) its Capitalized Lease Obligations;

            (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

            (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

            (f) Swaps of such Person;

            (g) its recourse obligations under Receivables Securitization Transactions;

            (h) in respect of the Company or any Subsidiary, its Attributable Debt; and

            (i) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (h) hereof in an amount equal to the amount guaranteed.

        Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (i) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

        "Debt Prepayment Application" shall mean, with respect to any Transfer of property, the application by the Company or its Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Debt (other than Senior Debt owing to the Company, any of its Subsidiaries or any Affiliate).

        "Default" shall mean an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

        "Default Rate" shall mean that rate of interest that is the greater of
(a) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes and (b) 2% over the rate of interest publicly announced by Bank of America in San Francisco, California as its "reference" rate.

        "Disposition Value" shall mean, as of any date of determination, with respect to any property

            (a) in the case of property that does not constitute Subsidiary Stock, the Fair Market Value thereof, valued at the time of such disposition in good faith by the Company, and

            (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof in good faith by the Company.

        "Environmental Laws" shall mean any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

        "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

        "Event of Default" is defined in Section 11.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" shall mean, as of any date of determination and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

        "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

        "Governmental Authority" shall mean

            (a) the government of

                (1) the United States of America or any State or other political subdivision thereof, or

                (2) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

            (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

        "Guarantors" is defined in Section 2.2.

        "Guaranty Agreement" is defined in Section 2.2.

        "Guaranty" shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

            (a) to purchase such Debt or obligation or any property constituting security therefor;

            (b) to advance or supply funds (1) for the purchase or payment of such Debt or obligation, or (2) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

            (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

            (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

        "Hazardous Material" shall mean any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

        "holder" shall mean, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

        "Holder" is defined in the second paragraph of this Agreement.

        "Institutional Investor" shall mean (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

        "Investment" shall mean any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries (a) in any Person, whether by acquisition of stock, Debt or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (b) in any property.

        "Lease Rentals" shall mean, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Subsidiary, as lessee, under all leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provided that, if at the date of determination, any such rental or other obligations (or portion thereof) are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (or such portion thereof) (1) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or
(2) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a Senior Financial Officer of the Company on a reasonable basis and in good faith.

        "Lien" shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

        "Long-Term Lease" shall mean any lease of property having an original term, including any period for which the lease may be renewed or extended at the option of the lessee, of more than three years.

        "Make-Whole Amount" is defined in Section 8.6.

        "Make-Whole Amount Calculation Certificate" is defined in Section 8.2.

        "Material" shall mean material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole.

        "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement, the Guaranty Agreement or the Notes.

        "Material Subsidiary" shall mean each Subsidiary identified as a Material Subsidiary on Schedule 5.4, each Subsidiary that is an obligor or guarantor of any Debt existing under the Bank Credit Agreement and each other Subsidiary which meets either of the following conditions:

            (a) such Subsidiary's total net revenues for the period of the immediately preceding four fiscal quarters is equal to or greater than 10% of the consolidated total net revenues of the Company and its Subsidiaries for such period determined in accordance with GAAP, in each case as reflected in the most recent annual or quarterly financial statements of the Company and its Subsidiaries; or

                   (b) such Subsidiary's total assets, as of the last day of the immediately preceding fiscal quarter, is equal to or greater than 10% of consolidated total assets of the Company and its Subsidiaries as of such date determined in accordance with GAAP, in each case as reflected in the most recent annual or quarterly financial statements of the Company and its Subsidiaries.

        "Minority Interests" shall mean any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

        "Multiemployer Plan" shall mean any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

        "Net Proceeds Amount" shall mean, with respect to any Transfer of any property by any Person, an amount equal to the difference of

            (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) allocated to such Person in respect of such Transfer, net of any applicable taxes incurred in connection with such Transfer, minus

            (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

        "Notes" is defined in the first paragraph hereof.

        "Officer's Certificate" shall mean a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

        "Original Note Purchase Agreement" is defined in the first paragraph hereof.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

        "Person" shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

        "Plan" shall mean an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

        "Preferred Stock" shall mean any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

        "Priority Debt" shall mean the sum of (a) all Debt of the Company secured by Liens permitted by Section 10.5(k), (b) all Debt of Subsidiaries permitted by Section 10.4(d), and (c) all Attributable Debt of the Company and its Subsidiaries permitted by Section 10.10(b).

        "property" or "properties" shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

        "Property Reinvestment Application" shall mean, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Subsidiary of operating assets of the Company or any Subsidiary to be used in the principal business of such Person.

        "PTE" is defined in Section 6.2(a).

        "Purchasers" shall mean the original purchasers of the Notes under the Original Note Purchase Agreement.

        "QPAM Exemption" shall mean Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

        "Receivables Securitization Transaction" shall mean any transaction pursuant to which (a) accounts receivables are sold or transferred and (b) the seller either (1) retains an interest in the receivables so sold or transferred or (2) assumes any liability in connection with such sale or transfer.

        "Required Holders" shall mean, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company, any of its Subsidiaries or any of its Affiliates).

        "Responsible Officer" shall mean any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

        "Restricted Investments" (a) shall mean all Investments except the following:

            (1) property to be used in the ordinary course of business of the Company and its Subsidiaries;

            (2) current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries;

            (3) Investments in one or more Subsidiaries or any Person that concurrently with such Investment becomes a Subsidiary;

            (4) Investments existing on the date of the Closing and disclosed in
        Schedule 5.16 to the Original Note Purchase Agreement;

            (5) Investments permitted by the Company's "Investment Policy Guidelines" as in effect on the date hereof set forth on Exhibit 3 attached hereto and such additional Investments as may from time to time be permitted under the Company's investment policy guidelines; provided that the Required Holders shall have consented to such additional Investments; and

            (6) Investments in Wilder Construction, a Washington corporation, made after May 14, 2001 in an aggregate amount not to exceed $30,000,000.

        (b) As of any date of determination, each Restricted Investment shall be valued at the greater of:

            (1) the amount at which such Restricted Investment is shown on the books of the Company or any of its Subsidiaries (or zero if such Restricted Investment is not shown on any such books); and

            (2) either

                (i) in the case of any Guaranty of the obligation of any Person, the amount which the Company or any of its Subsidiaries has paid on account of such obligation less any recoupment by the Company or such Subsidiary of any such payments, or

                (ii) in the case of any other Restricted Investment, the excess of (A) the greater of (I) the amount originally entered on the books of the Company or any of its Subsidiaries with respect thereto and
            (II) the cost thereof to the Company or its Subsidiary over (B) any return of capital (after income taxes applicable thereto) upon such Restricted Investment through the sale or other liquidation thereof or part thereof or otherwise.

        (c) As used in this definition of "Restricted Investments":

            "Acceptable Bank" shall mean any bank or trust company (1) which is organized under the laws of the United States of America or any State thereof, (2) which has capital, surplus and undivided profits aggregating at least $250,000,000, and (3) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) are given one of the two highest ratings by Moody's or S&P or another credit rating agency of recognized national standing.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

            "United States Governmental Security" shall mean any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

        "Sale-and-Leaseback Transaction" shall mean a transaction or series of transactions pursuant to which the Company or any Subsidiary shall sell or transfer to any Person (other than the Company or a Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company or any Subsidiary shall, within 180 days of such sale or transfer, rent or lease, as lessee, (other than pursuant to a Capital Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

        "Securities Act" means the Securities Act of 1933, as amended from time to time.

        "Security" has the meaning set forth in Section 2(1) of the Securities Act of 1933, as amended.

        "Senior Debt" shall mean all Debt of the Company, other than Subordinated Debt.

        "Senior Financial Officer" shall mean the chief financial officer, principal accounting officer, treasurer or controller of the Company.

        "Subordinated Debt" shall mean any Debt of the Company that is in any manner subordinated in right of payment or security in any respect to the Debt evidenced by the Notes.

        "Source" is defined in Section 6.2.

        "Subsidiary" shall mean, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

        "Subsidiary Stock" shall mean, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

        "Successor Corporation" is defined in Section 10.7(d).

        "Swaps" shall mean, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined. For purposes of this Agreement, any such interest rate swap, currency swap, or other similar obligation which is or will be entered into and is being or will be used by such Person in the ordinary course of its business to hedge an existing or future risk or exposure of such Person in respect of its liabilities or assets (and not for speculative purposes) shall not be deemed a "Swap" for purposes of this definition.

        "TIC" shall mean TIC Holdings, Inc., a Delaware corporation.

        "Transfer" shall mean, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, (a) the Disposition Value of any property subject to each such separate Transfer and
(b) the amount of Consolidated Total Assets attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of, and the aggregate Consolidated Total Assets attributable to, all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

        "Wholly-Owned" when used in connection with any Subsidiary shall mean, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                         CHANGES IN CORPORATE STRUCTURE

                                      NONE


                                  SCHEDULE 4.9
                (to Amended and Restated Note Purchase Agreement)

                              DISCLOSURE MATERIALS

                                      NONE

                                  SCHEDULE 5.3
                (to Amended and Restated Note Purchase Agreement)

                         SUBSIDIARIES OF THE COMPANY AND
                         OWNERSHIP OF SUBSIDIARY STOCK*

        1. Subsidiaries - Organization and Capital Structure

                                                                                            OWNERSHIP BY
                                 JURISDICTION OF                                           COMPANY AND/OR
           NAME                   ORGANIZATION            CAPITAL STRUCTURE                 SUBSIDIARIES
           ----                  ---------------          -----------------                --------------
Granite Construction Company*  California              Corporation                    100% wholly owned subsidiary
                                                                                      of GCI

Wilcott Corporation            Colorado                Corporation                    100% wholly owned subsidiary
                                                                                      of GCI

Granite Land Company*          California              Corporation                    100% wholly owned subsidiary
                                                                                      of GCI

Granite SR 91 Corporation      California              Corporation                    100% wholly owned subsidiary
                                                                                      of GCI

Granite SR 91, L.P.            California              Limited Partnership            99% limited partner of GCI and
                                                                                      1% general partner of Granite
                                                                                      SR 91 Corporation

GILC Incorporated              California              Corporation                    100% wholly owned subsidiary
                                                                                      of GCI

GILC, L.P.*                    California              Limited Partnership            99% limited partner of GCC and
                                                                                      1% general partner of GILC
                                                                                      Incorporated

G.G. & R., Inc.*               Utah                    Corporation                    100% wholly owned subsidiary
                                                                                      of GCI

Intermountain Slurry Seal,     Wyoming                 Corporation                    100% wholly owned subsidiary
    Inc.*                                                                             of G.G. & R., Inc.

Pozzolan Products Company*     Utah                    Corporation                    100% wholly owned subsidiary
                                                                                      of G.G. & R., Inc.

GTC, Inc.                      Texas                   Corporation                    100% wholly owned subsidiary
                                                                                      of GCI

--------------
* Material Subsidiary


                                  SCHEDULE 5.4
                (to Amended and Restated Note Purchase Agreement)

Granite Construction           California              Corporation                    100% wholly owned subsidiary
    International                                                                     of GCI



Granite Halmar Construction    New York                Corporation                    100% wholly owned subsidiary
    Company, Inc.*                                                                    of GCI

Waters Ridge II                Texas                   Limited Partnership            69% interest owned by GCI

Granite Mandalay Finance       California              Limited Liability Company      70% interest owned by GLC

Granite/Kiewit (Tongue River)  Montana                 Joint Venture                  76% partnership interest by
                                                                                      GCC

Granite/Sundt (I-17)           Arizona                 Joint Venture                  55% partnership interest by
                                                                                      GCC

Minn.Transit Constrs (Light    Minnesota               Joint Venture                  56.5% partnership interest by
    Rail)                                                                             GCC

Granite Rizzani (Hathaway      Florida                 Joint Venture                  60% partnership interest by
    Bridge)                                                                           GCC

River Mountain Constructors    Arkansas                Joint Venture                  60% partnership interest by
                                                                                      GCC

Granite2 Sundt (Supersition    Arizona                 Joint Venture                  65% partnership interest by
    Hwy)                                                                              GCC

Granite/PCL (I-4 St Johns      Florida                 Joint Venture                  64.6% partnership interest by
    River)                                                                            GCC



                                    S-5.4-2

        2. Affiliates - Organization and Capital Structure

                                                                                                       OWNERSHIP BY
                                            JURISDICTION OF                                            COMPANY AND/OR
            NAME                             ORGANIZATION            CAPITAL STRUCTURE                  SUBSIDIARIES
            ----                            ---------------          ----------------                  --------------

     Paramount-Nevada Asphalt              California                      LLP                50% Interest owned by GCI

   Wilders Construction Company            Washington               Minority Interest         46% Interest owned by GCI

        TIC Holdings, Inc.                  Delaware                Minority Interest         30% Interest owned by GCI

      Williamson Ranch Plaza               California                      LP                 25% Interest owned by GLC

         Oly Mandalay Bay                  California                      LLC                 9% Interest owned by GLC

      Granite Regional Park                California                      LP                 25% partnership interest by
                                                                                                         GLC

            CPTC L.P.                      California                      LLP                22% Interest owned by GCI

       Kiewit/Granite (TCA)                California                 Joint Venture           30% partnership interest by
                                                                                                         GCC

         KG Leasing (TCA)                  California                 Joint Venture           30% partnership interest by
                                                                                                         GCC

          Kiewit/Granite                   California                 Joint Venture           25% partnership interest by
            (East Dam)                                                                                   GCC

         Kiewit/Granite/                      Utah                    Joint Venture           23% partnership interest by
       Washington(Wasatch)                                                                               GCC

      KGW Leasing (Wasatch)                   Utah                    Joint Venture           23% partnership interest by
                                                                                                         GCC

 Yonkers/Granite (Atlantic City)           New Jersey                 Joint Venture           40% partnership interest by
                                                                                                         GCC

Western Summit/TIC/ Granite (UTOY)          Georgia                   Joint Venture           15% partnership interest by
                                                                                                         GCC

Sampson/Granite (Cabrillo College)         California                 Joint Venture           40% partnership interest by
                                                                                                         GCC

        Washington Granite                 California                 Joint Venture           40% partnership interest by
                                                                                                         GCC

 Las Vegas Monorail (Light Rail)             Nevada                   Joint Venture          44.8% partnership interest
                                                                                                        by GCC


                                    S-5.4-3

        3. The Company's Directors and Officers

           DIRECTORS                 OFFICERS
           ---------                 --------
           Watts, David H.           Watts, David H.

           Barclay, Joseph J.        Dorey, William G.

           Brooks, Richard M.        Costanzo, Patrick M.

           Griego, Linda             Barton, William E.

           Kelly, Brian C.           Boitano, Mark E.

           McDonald, Rebecca         Allbritton, R.C.

           Miles, Raymond E.         Futch, Michael

           Niebla, J.F.              Higdem, Garry M.

           Searle, George            Roberts, James H.

                                     Thomas, Michael L.

                                     Grazian, David R.

                                     McCann-Jenni, Mary

                                     Cady, James

                                    S-5.4-4

        4. Agreements Restricting Dividend Payments

                                      NONE


                                    S-5.4-5

                              FINANCIAL STATEMENTS

SEC Form 10-K for the fiscal years ended

                  December 31, 1995
                  December 31, 1996
                  December 31, 1997
                  December 31, 1998
                  December 31, 1999
                  December 31, 2000

SEC Form 10-Q for the fiscal quarters ended

                  September 30, 1999
                  September 30, 2000



                                  SCHEDULE 5.5
                (to Amended and Restated Note Purchase Agreement)

                               CERTAIN LITIGATION

                                      NONE




                                  SCHEDULE 5.8
                (to Amended and Restated Note Purchase Agreement)

                                  PATENTS, ETC.

                                      NONE



                                  SCHEDULE 5.11
                (to Amended and Restated Note Purchase Agreement)

                                 EXISTING DEBT

                                                                                                          BALANCE
ITEM                                                                   INTEREST                          AUGUST 1,
NO.           LENDER'S NAME                    DESCRIPTION               RATE           MATURITY           2001
----          -------------                    -----------             -------          --------       ------------
1.         Benna Investments                  Aggregate   property       6.50%          04/14/02       $  1,013,088

2.         Benna Investments                  Real Estate property       6.50%          12/01/07          1,381,679

3.         Bank of New York                   Real Estate property       8.25%          08/01/02            766,653

4.         Rosemary's Mountain                Aggregate property         8.82%          06/01/02          1,700,000

5.         Private Placement Due              Refinance debt &           6.54%          03/15/10         60,000,000
           03/15/10                           general corporate
                                              purposes

6.         Private Placement Due 05/01/13     general corporate          6.96%          05/01/13         75,000,000
                                              purposes

7.         Bank of America Letter of          Self insured Worker's      137.5 bps      04/30/02          1,562,962
           Credit                             Compensation

8.         Bank of America Letter of          SR91 L.P.                  137.5 bps      05/25/02          3,299,861
           Credit

9.         Bank of America Letter of          Camino Columbia Toll       137.5 bps      05/25/02         10,016,400
           Credit                             Road (performance LC)

10.        Syndicated Bank Facility           For general corporate      5.50%          10/05/01         18,000,000
           (Revolver)                         purposes

                                                                         Total                         $172,740,643


                                  SCHEDULE 5.15
                (to Amended and Restated Note Purchase Agreement)

                              EXISTING INVESTMENTS

                                                                                             MARKET VALUE
COMPANY                                           DESCRIPTIONS                              JUNE 30, 2001
-------                                           ------------                              --------------
Perini Corporation                                Common Stock                               $     2,878
Vulcan Materials Company                          Common Stock                                     2,813
Cascade Corporation                               Common Stock                                     2,384
Paramount-Nevada Asphalt                          LLP                                          6,285,888
Wilder Construction Company                       Minority Interest                           18,073,190
TIC Holdings, Inc.                                Minority Interest                           22,828,787
Williamson Ranch Plaza                            LP                                             749,059
Oly Mandalay Bay                                  LLC                                          1,695,357
Granite Regional Park                             LP                                             504,707
CPTC L.P./SR91 L.P.                               Joint Venture                                  795,499
Granite/Groves                                    Joint Venture                                  184,894
Kiewit/Granite (TCA)                              Joint Venture                                  377,512
Kiewit/Granite (KG Leasing)                       Joint Venture                                1,622,586
Kiewit/Granite (E. Dam)                           Joint Venture                                  375,376
Kiewit/Granite (Wasatch)                          Joint Venture                                2,556,051
Kiewit/Granite (KGW Leasing)                      Joint Venture                                7,730,921
Yonkers/Granite (Atlantic City)                   Joint Venture                               11,928,225
Western Summit/TIC/Granite                        Joint Venture                                  137,037
Sampson/Granite                                   Joint Venture                                  163,206
Washington Granite                                Joint Venture                                  200,000

                                                                    Total                    $76,216,370





                                  SCHEDULE 5.16
                (to Amended and Restated Note Purchase Agreement)

                              Environmental Matters

Granite Construction in the normal course of business utilizes petroleum (hydrocarbon) products which may be considered hazardous materials when encountered at regulatory levels established by the Federal EPA or the Regional State EPA. The utilization of these asphalt products, diesel, and gasoline over the years has the potential of creating exposure to environmental clean up requirements. All underground tanks meet current requirements. There is no pending governmental ordered clean up. However, the following represents estimates based on construction industry housekeeping practices as encountered during our normal course of business. Except as indicated with an "*", these costs do not represent actual identified exposures.

   LOCATIONS                                   DESCRIPTIONS                               AMOUNT
   ---------                                   ------------                             ----------
Arvin, CA                       Asphalt Batch Plant                                     $  100,000
Arvin, CA                       Surface Spills                                              50,000
Bakersfield, CA                 Surface Spills                                             100,000
Bakersfield, CA                 Diesel Aboveground Storage Tanks                            25,000
Bakersfield, CA                 Asphalt Batch Plant                                        100,000
Coalinga, CA                    Asphalt Batch Plant                                         50,000
Felton, Ca                      Asphalt Batch plant                                        200,000
French Camp, CA                 Diesel/Gasoline Underground Storage Tanks                  100,000
Gardnerville, NV                Surface Spills                                              25,000
Gardnerville, NV                Asphalt Batch Plant                                         50,000
Indio, CA                       Massey Shop/Smitty's Garage Cleanup                         50,000
Palmdale, CA                    Surface Spills                                              10,000
Palmdale, CA                    Asphalt Batch Plant                                         50,000
Patrick, NV                     Asphalt Batch Plant                                         75,000
Patrick, NV                     Surface Spills                                              50,000
Sacramento, CA                  Diesel/Gasoline Underground Storage Tanks                   50,000
Sacramento, CA                  Asphalt Batch Plant                                        300,000
Sacramento, CA                  Surface Spills                                             200,000
Sacramento, CA                  Diesel Aboveground Storage Tanks                            50,000
Sacramento, CA                  Shop Area Cleanup                                           50,000
Salinas, CA                     Surface Spills                                             250,000
Santa Barbara, CA               Surface Spills                                             200,000
Santa Barbara, CA               Diesel/Gasoline Underground Storage Tanks                   75,000
Santa Barbara, CA               Asphalt Batch Plant                                         50,000
Santa Cruz, CA                  Santa Cruz Yard Cleanup                                    250,000
Sparks, NV                      Diesel/Gasoline Underground Storage Tanks                  100,000
Tracy, CA                       Asphalt Batch Plant                                         75,000
Tracy, CA                       Surface Spills                                              25,000
Tucson, AZ                      Surface Spills                                              25,000
Tucson, AZ                      Diesel/Gasoline Underground Storage Tanks                   50,000
Watsonville, CA                 Diesel/Gasoline Underground Storage Tanks                  150,000
Watsonville, CA                 Surface Spills                                              50,000
Webb, UT                        *Asphalt Batch Plant                                       500,000
Whitehall, UT                   *Asphalt Batch Plant                                        55,000
Salt Lake City, UT              *Concrete Batch Plant                                      250,000
Salt Lake County, UT            *Surface Spills                                             30,000
Weber County, UT (Ogden)        *Surface Spills                                            100,000
Salt Lake County, UT (CPC)      *Aggregate and smelter site                              1,250,000


                                  SCHEDULE 5.18
                (to Amended and Restated Note Purchase Agreement)

   LOCATIONS                                   DESCRIPTIONS                               AMOUNT
   ---------                                   ------------                            -----------
Cahoon, UT                      *Surface Spills                                            100,000
Fireclay Battery, UT            *Surface Spills                                             25,000


                                                                   Total                $5,295,000



                                    S-5.18-2

                                  FORM OF NOTE

                        GRANITE CONSTRUCTION INCORPORATED

                      6.54% Senior Note due March 15, 2010

No.  ________                                                 ___________, 20__
$____________                                                   PPN 387328 A* 8

        For Value Received, the undersigned, Granite Construction Incorporated (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to _____________________ or registered assigns, the principal sum of ______________ Dollars on March 15, 2010 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.54% per annum from the date hereof, payable semiannually, on the fifteenth day of March and September in each year, commencing with the March 15 or September 15 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.54% or (ii) 2% over the rate of interest publicly announced by Bank of America from time to time in San Francisco, California as its "reference" rate.

        Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

        This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to that certain Amended and Restated Note Purchase Agreement, dated as of November 1, 2001 (as from time to time amended, the "Note Purchase Agreement"), between the Company and each of the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement to the extent provided in Section 13.2 of the Note Purchase Agreement.

        This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the



                                  EXHIBIT 1
                (to Amended and Restated Note Purchase Agreement) purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

        This Note and the holders hereof are entitled equally and ratably with the holders of all other Notes to the rights and benefits provided pursuant to the terms and provisions of the Guaranty Agreement (as such term is defined in the Note Purchase Agreement). Reference is hereby made to the Guaranty Agreement for a statement of the nature and extent of the benefits and security for the Notes afforded thereby and the rights of the holders of the Notes and the Company in respect thereof.

        The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

        If an Event of Default, as defined in the Note Purchase Agreement, exists, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

        This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                            GRANITE CONSTRUCTION INCORPORATED

                                            By
                                              --------------------------------
                                                 Its

                                            By
                                              --------------------------------
                                                 Its
                                     E-1-2

                        GRANITE CONSTRUCTION INCORPORATED

                          INVESTMENT POLICY GUIDELINES

                          FOR WORKING CAPITAL PORTFOLIO

                           EFFECTIVE: JANUARY 1, 2001

PURPOSE

Within the spectrum of activities of this Corporation, it is necessary to provide a framework for the regular and continuous management of its investment funds. Short term and intermediate term investments provide earnings on excess cash while maintaining liquidity and working funds for the present and future operations.

INVESTMENT OBJECTIVES

In order to provide control of all investments and cash, the Corporation has established the following objectives regarding its investment policy:

- Safety -- the primary objective of the investment activities of the Corporation is protection of capital. Each investment transaction shall seek to first ensure that capital losses are avoided, whether they are from securities defaults or erosion of market value.

- Liquidity -- the investment portfolio must be structured in a manner that will provide sufficient liquidity to pay the obligations of the Corporation. Any excess cash above the aforementioned requirements may be invested in instruments with longer maturity.

- Diversification -- the investment activity must ensure diversification of investments that minimizes risk exposure to any one security and/or issuer.

- Investment Return -- the Corporation seeks to maximize the return on all investments within the constraints of safety and liquidity.

DURATION

The duration of the portfolio including escrows and deposits shall be consistent with the cash needs as determined by the cash forecast. Cash investments are restricted to the average duration of one (1) year from date of settlement. Any investments with longer maturity than one year must be invested in instruments issued by, guaranteed by, or insured by the U.S. Government or any of its agencies. The average portfolio duration of escrows and deposit agreements shall not exceed five (5) years.

Short-term investments shall be defined as instruments maturing in ninety-one
(91) days or more.

                                  EXHIBIT 3
                (to Amended and Restated Note Purchase Agreement)

MARKETABILITY

Holdings should be of sufficient size and held in issues, which are traded actively (except time deposits, loan participation, and master notes) to facilitate transactions at minimum cost and accurate market valuations.

TRADING

The following individuals are authorized traders:

         Roxane C. Allbritton, Vice President/Treasurer
         Jigisha Desai, Cash Manager
         Michael D. Kevorkian, Treasury Analyst
         Mary McCann-Jenni, Controller

Any individual transaction conforming to the policy set forth herein or, any transaction of an Investment Manager not conforming to the respective Investment Manager's policy shall be approved by one of the following officers or, any transaction not conforming to the policy set forth herein must be approved by any two of the following officers:

         D.H. Watts                  W.E. Barton                P.M. Costanzo
         W.G. Dorey                  M.E. Boitano

DEALERS AND BANKS FOR TRADING

The following institutions are authorized dealers:

         BA Securities
         Lehman Brothers
         Merrill Lynch
         Salomon Smith Barney

All purchased investments will be delivered to Bank of New York for safekeeping and paid for upon receipt.

SAFEKEEPING

The banks designated as safekeeping depositories in order of choice are:



                                     E-3-2

         Bank of America, Glendale, CA (Wentworth, Hauser & Violich) Bank of New York (BNY Western Trust Company)


Each financial institution must provide timely confirmation/safekeeping receipts on all investment transactions and provide monthly transaction reports.

ESCROW

Escrows in lieu of retention are allowed at the following:

         Bank of America (formerly Nations Bank, Texas)*
         Bank One, Arizona*
         Comerica Bank*
         First Union Bank of North Carolina*
         Merrill Lynch Trust Company
         Nevada Highway Fund (State of Nevada Treasury)*
         SunTrust Bank, Georgia*
         Union Bank of California
         US Trust of California
         Zions Bank, Utah*                  *Required by Owner

The types of investments will be guided by the terms of the escrow, but in all cases the investment will be governed by the investment policy. *Required by Owner. Banks not listed, but required by escrow agreement, will also be acceptable.

REPORTING

- Daily -- An investment transaction sheet, sequentially numbered will be processed for approval by an authorized offer.

- Weekly and Monthly -- A portfolio will be provided to the President, Chief Operating Officer, Chief Financial Officer and all traders.

- Monthly -- The fixed income portfolio will be monitored against the performance of Merrill Lynch U.S. Domestic Master 1-3 years index.


- For FASB 115 purposes, the Corporation classifies all fixed income investments as "Held to Maturity."


                                     E-3-3

                        GRANITE CONSTRUCTION INCORPORATED
                          INVESTMENT POLICY GUIDELINES
                          FOR WORKING CAPITAL PORTFOLIO
                           EFFECTIVE: JANUARY 1, 2001

----------------------------------------------------------------------------------------------------------------------
                                                                          CONCENTRATION          CONCENTRATION
                                         MINIMUM CREDIT                       BY                      BY
 ELIGIBLE INVESTMENTS                       QUALITY                         ISSUER                 PORTFOLIO
----------------------------------------------------------------------------------------------------------------------
Obligations issued by U.S.                          N/A                 No Maximum              No Maximum
Government limited to:

U.S. Treasury Bills/Bonds/Notes
----------------------------------------------------------------------------------------------------------------------
Obligations of agencies of the                      N/A                 $5,000,000 or 10% of             40%
U.S. Government limited to:                                             total portfolio
                                                                        (whichever is greater)
Federal Farm Credit Bank
Federal Home Loan Bank
Federal Home Loan Mortgage Corp.
Federal National Mortgage
Association
Student Loan Marketing Association
----------------------------------------------------------------------------------------------------------------------
Obligations collateralized by U.S.   Fully collateralized by U.S.       $5,000,000 or 10% of             25%
Government securities limited to:    Gov't and Agency securities        total portfolio
                                     included in these guidelines.      (whichever is greater)
Repurchase Agreements                Collateral value plus accrued
Reverse Repurchase Agreements        interest must exceed and be
                                     maintained at level exceeding
                                     value of agreement.
----------------------------------------------------------------------------------------------------------------------
Obligations issued by U.S. owned     Limited to Top 25 U.S. Banks by    $5,000,000 or 10% of             50%
domestic commercial banks limited    deposit and assets.                total portfolio
to:                                  Short-Term rating of A-1/P-1, or   (whichever is greater)
                                     Long-Term rating of  AAA/NR or
Banker's Acceptance                  AA/Aa
Certificate of Deposit               (at the time of purchase)
----------------------------------------------------------------------------------------------------------------------
Obligations issued by U.S. bank      Limited to Top 25 World Banks by   $5,000,000 or 10% of             40%
subsidiaries of Non U.S. Bank        deposit and assets.                total portfolio
limited to:                          Short-Term rating of A-1/P-1, or   (whichever is greater)
                                     Long-Term rating of  AAA/NR or
Yankee Banker's Acceptance           AA/Aa
Yankee Certificates of Deposit       (at the time of purchase)
(all securities U.S. dollar
denominated)
----------------------------------------------------------------------------------------------------------------------



                                     E-3-4

                        GRANITE CONSTRUCTION INCORPORATED
                          INVESTMENT POLICY GUIDELINES
                          FOR WORKING CAPITAL PORTFOLIO
                           EFFECTIVE: JANUARY 1, 2001

----------------------------------------------------------------------------------------------------------------------
                                                                          CONCENTRATION          CONCENTRATION
                                         MINIMUM CREDIT                       BY                      BY
 ELIGIBLE INVESTMENTS                       QUALITY                         ISSUER                 PORTFOLIO
----------------------------------------------------------------------------------------------------------------------
Obligations of major U.S.            Any TWO of three rating services:  $5,000,000 or 10% of             75%
corporations and U.S. holding        A-1/P-1/D-1                        total portfolio
companies limited to:                S&P, Moody's, Duff & Phelps        (whichever is greater)
                                     (at the time of purchase)
Commercial Paper

                                     Any split-rated of three rating    $5,000,000 or 10% of       30% of Overall
                                     services:  A1/P2, A2/P1            Commercial Paper          Commercial Paper
                                     S&P, Moody's, Duff & Phelps        portfolio                     portfolio
                                     (at the time of purchase)          (whichever is greater)           or
                                     Must be publicly traded                                       22.5% of Total
                                     Corporation                                                      Portfolio
                                     Must have at least $20B in
                                     Market Capitalization
                                     (at the time of purchase)


                                     Any TWO of three rating services:  $5,000,000 or 10% of       20% of Overall
                                     A-2/P-2/D-2  S&P, Moody's, Duff    Commercial Paper          Commercial Paper
                                     & Phelps                           portfolio                     portfolio
                                     Must be publicly traded            (whichever is greater)           or
                                     Corporation                                                    15% of Total
                                     Must have at least $20B in                                       Portfolio
                                     Market Capitalization
                                     (at the time of purchase)
----------------------------------------------------------------------------------------------------------------------
Loan Participation                   Same as commercial paper credit    $5,000,000 or 10% of             25%
Master Notes                         quality requirements               total portfolio
                                                                        (whichever is greater)
----------------------------------------------------------------------------------------------------------------------
Money Market Funds                   Any TWO of three rating            $5,000,000 or 10% of             50%
                                     services:  AAAm/Aaa/AAA            total portfolio
                                     S&P, Moody's, Duff & Phelps        (whichever is greater)
                                     (at the time of purchase)
----------------------------------------------------------------------------------------------------------------------
Tax-exempt investments limited to:   S&P: A-1, AA or better, Sp-1       $5,000,000 or 10% of             25%
                                     AND                                total portfolio
Commercial Paper                     Moody's: P-1, Aa or better,        (whichever is greater)
Floating Rate Put Bonds              VMIG-1
Floating Rate Put Notes
Municipal Notes
Municipal Bonds
----------------------------------------------------------------------------------------------------------------------



                                     E-3-5

                        GRANITE CONSTRUCTION INCORPORATED
                          INVESTMENT POLICY GUIDELINES
                            FOR HIGH-YIELD PORTFOLIO
                           EFFECTIVE: FEBRUARY 1, 2001

STATEMENT OF PURPOSE

Cash is the major source of working capital for the present and future operations of Granite. Managing the cash to ensure the liquidity necessary to meet Granite's business needs is of paramount importance. Any cash balances above those necessary for day-to-day working capital requirements are available for longer-term investments. These investments can be held for a longer interval to enhance the portfolio yield, and add diversification, without loosing sight of capital preservation within this policy's guidelines.

INVESTMENT OBJECTIVES

The investment objective of this portfolio is to seek consistency of investment return with emphasis on capital appreciation and secondarily capital preservation with a goal of either equaling or exceeding the Composite Policy Index. The Composite Policy Index is defined, as an Index comprised of several indices corresponding to the various mutual funds being used in this portfolio as per the asset allocation study. Therefore, the investment objectives are:

     [ ] Investment Return: Optimize the investment returns within the constraints of this policy.

     [ ] Safety: Emphasize preservation of capital assets over economic business cycles.

     [ ] Diversification:

         - Provide investments in mutual fund companies that have sufficient number of funds with different investment characteristics.

         - Select funds from mutual fund companies that provide a balanced investment approach that can be diversified among the major assets classes and will provide sufficiently varied risk/return characteristics (see Exhibit A).

PERFORMANCE MEASUREMENT GUIDELINES

Normally, investment performance should be judged over a complete economic cycle (typically 3 to 5 years). Since short-term results are not usually meaningful, true investment success will be looked at as a long-term proposition. To accomplish this, the performance measurement guidelines are:

     [ ] To manage the concentration in any one class of mutual funds, the portfolio will be invested based on an asset allocation study prepared by an outside investment advisory firm and managed accordingly. Periodically, the Composite Policy Index will be modified to coincide to the most recent asset allocation study.


                                     E-3-6

     [ ] To invest in funds that will have ratings from Morningstar of 3, 4, or 5 and will be comparable in performance to the respective indices, e.g. growth fund index, growth and income index, etc. (see Exhibit B)

     [ ] To determine if the investment guidelines are being followed, a review of fund performance will be prepared each quarter by an outside investment advisory firm. The review will take into consideration overall economic conditions as well as the risk and return objectives of these guidelines.

MARKETABILITY

Investments should be of sufficient size and be held in issues, which are traded actively to facilitate transactions at minimum cost and accurate market valuations.

TRADING

The following individuals are authorized traders:

         Roxane C. Allbritton, Vice President/Treasurer
         Jigisha Desai, Cash Manager
         Michael D. Kevorkian, Treasury Analyst
         Mary McCann-Jenni, Controller

Any individual transaction conforming to the policy set forth herein shall be approved by one of the following officers or, any transaction not conforming to the policy set forth herein must be approved by any two of the following officers:

         D.H. Watts               W.E. Barton                P.M. Costanzo
         W.G. Dorey               M.E. Boitano

MUTUAL FUNDS

The following mutual funds are authorized:

         Franklin Small Cap Fund
         Loomis Sayles
         Pimco Bond Fund
         Putnam Mutual Funds


                                     E-3-7

All purchased investments will be delivered to the custodian bank for safekeeping and paid for upon receipt.

SAFEKEEPING

The institutions designated as a safekeeping depository are:

         Fleet Bank
         Merrill Lynch

The custodian bank must provide timely confirmation/safekeeping receipts on all investment transactions and provide monthly transaction reports.

REPORTING

     - Daily -- Upon a settlement of trade, an investment transaction sheet, sequentially numbered will be processed for approval by an authorized officer.

     -   Monthly and quarterly -- Financial reporting requirements for GAAP.

     - Monthly -- The mutual fund portfolio will be evaluated based on a unit-based performance analysis and will be distributed to the President, Chief Operating Officer, Chief Financial Officer and all traders.

     - Quarterly -- A risk-adjusted performance analysis and a composite policy index analysis of funds will be prepared by an outside advisory firm.

     - Quarterly -- An asset allocation status, indicating out of balance funds rebalancing (if any) that is required.

     - An outside firm will do an asset allocation study every three (3) years.

     - For FASB 115 purposed, the Corporation classifies mutual fund investments as "Available for Sale."


                                     E-3-8